Exhibit 99.1

The Lubrizol Corporation

29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298

News Release

FOR RELEASE:	Immediately

FROM:	Financial/Investor Contact	Media Contact
	Mark Sutherland	Julie S. Young
	440/347-1206	440/347-4432
Web Site: www.lubrizol.com

Lubrizol Shareholders Overwhelmingly Approve

Acquisition by Berkshire Hathaway

CLEVELAND, June 9, 2011 – At today’s special meeting, shareholders of The Lubrizol Corporation (NYSE: LZ) overwhelmingly approved the acquisition of Lubrizol by Berkshire Hathaway (NYSE: BRK.A, BRK.B) for $135 per share in an all-cash transaction.

Approximately 95% of the votes cast, in person or by proxy, voted in favor of the merger. In total, 49.4 million, or 77%, of the shares outstanding as of the April 27, 2011 record date, were represented at the special meeting, constituting a quorum. Adoption of the merger agreement required an affirmative vote of a simple majority of the Lubrizol common shares outstanding.

James L. Hambrick, Lubrizol’s chairman, president and chief executive officer stated, “With this approval, we are one step closer to becoming a wholly owned subsidiary of Berkshire Hathaway. I am excited about the future of Lubrizol. The acquisition leaves us well positioned to continue executing our growth agenda which includes geographic expansion, product innovation, investment in infrastructure and complementary acquisitions.”

In addition to the approval of shareholders, completion of the transaction is subject to satisfaction of customary closing conditions, including the expiration of waiting periods and the receipt of approvals under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act and applicable non-U.S. merger control regulations. The transaction received early termination under HSR on April 8, 2011. The company also advises that all non-U.S. regulatory filings are on schedule, and the transaction is projected to close in the third quarter of 2011.

After the close of the transaction, Lubrizol will remain headquartered in Wickliffe, Ohio, and will continue to be led by its current CEO, James L. Hambrick.

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About The Lubrizol Corporation

The Lubrizol Corporation (NYSE: LZ) is an innovative specialty chemical company that produces and supplies technologies to customers in the global transportation, industrial and consumer markets. These technologies include lubricant additives for engine oils, other transportation-related fluids and industrial lubricants, as well as fuel additives for gasoline and diesel fuel. In addition, Lubrizol makes ingredients and additives for personal care products and pharmaceuticals; specialty materials, including plastics technology and performance coatings in the form of specialty resins and additives. Lubrizol’s industry-leading technologies in additives, ingredients and compounds enhance the quality, performance and value of customers’ products, while reducing their environmental impact.

With headquarters in Wickliffe, Ohio, The Lubrizol Corporation owns and operates manufacturing facilities in 17 countries, as well as sales and technical offices around the world. Founded in 1928, Lubrizol has approximately 7,000 employees worldwide. Revenues for 2010 were $5.4 billion. For more information, visit www.lubrizol.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent Lubrizol’s judgment as of the date of this release and Lubrizol cautions readers not to place undue reliance on such statements. Lubrizol assumes no obligations to update the forward-looking statements contained in this release.

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